AGREEMENT AND PLAN OF MERGER,  dated as of November 7, 1996 (this
"Agreement"), among Cornerstone Properties Inc., a Nevada corporation (the "Parent"), CStone-Pittsburgh Trust, a Maryland business trust and a wholly owned subsidiary of the Parent ("Sub"), Frick Building, Inc., a Delaware corporation (the "Company"), and Hexalon Real Estate, Inc., a Delaware corporation, the sole stockholder of the Company (the "Stockholder").

               WHEREAS, the Board of Trustees of Sub and the respective Boards of Directors of the Parent, the Company and the Stockholder each have determined that it is in the best interests of their respective companies and stockholders for Sub and the Company to merge upon the terms and subject to the conditions set forth herein (the "Merger") and the Parent, Sub, the Company and the Stockholder have, by duly adopted resolutions, approved and adopted this Agreement; and

               WHEREAS, to induce the Parent and Sub to enter into this Agreement, the Stockholder has agreed to enter into a stockholders' agreement (the "Stockholders' Agreement"), in the form set forth as Exhibit A hereto, simultaneously with the closing of the Merger;

               NOW,   THEREFORE,   in  consideration  of  the   representations,
warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                             ARTICLE I. DEFINITIONS

               Section 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                    "Account"   means  that  certain   account  no.   8801721955
               established at SunTrust Bank in the name of Frick Building, Inc.

                    "Basic    Agreements"   means   this   Agreement   and   the
               Stockholders' Agreement.

                    "Capital Stock" means,  with respect to any Person,  any and all shares, interests, participation or other equivalents (however designated) of such Person's capital stock and all joint venture interests (however designated) whether now outstanding or issued after the Closing Date, including, without limitation, all common stock and all preferred stock.

                    "Capitalized  Lease"  means,  as applied to the Parent,  any lease of property (whether real, personal or mixed) the discounted present value of the rental obligations of the Parent as lessee under which, in conformity with GAAP, is required to be or is capitalized on the balance sheet of that Person.


384488.1

                    "Certificate of Merger" has the meaning specified in Section
               2.02.

                    "Charter"  means the  Certificate  of  Incorporation  of the
               Parent, as amended or restated from time to time.

                    "Closing" has the meaning specified in Section 2.02.

                    "Closing Date" has the meaning specified in Section 2.02.

                    "Closing  Statement"  has the meaning  specified  in Section
               3.03(a)(x).

                    "Commission" means the United States Securities and Exchange
               Commission.

                    "Common Stock" means the common stock of the Parent, without par value.

                    "Company Note" means the Demand Promissory Note, dated as of
               July 31, 1989, of the Company to Stockholder in the original principal amount of $36,000,000.

                    "Company Shares" has the meaning specified in Section 2.06.

                    "Contract Rights" means any and all rights of the Company in and to the Contracts.

                    "Contracts"   means  all   service,   maintenance,   supply,
               construction, utility and management contracts affecting the construction, use, ownership, maintenance and/or operation of the Property (including contracts for the construction of tenant improvements).

                    "Conversion   Shares"   means  the  Common  Stock  or  other
               securities issued upon conversion of the 8% Preferred Stock, Series A.

                    "Currency  Agreement" means any foreign  exchange  contract, currency swap agreement or other similar agreement or arrangement designed to protect the Parent against fluctuations in currency values.

                    "Debt"  of  the   Parent   means,   at  any  date   (without
               duplication): (i) all obligations of the Parent for borrowed money; (ii) all obligations of the Parent evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of the Parent in respect of letters of credit, bankers' acceptances or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of the Parent to pay the deferred purchase price of property or services

384488.1

               (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue); (v) all obligations of the Parent as lessee under Capitalized Leases; (vi) all obligations of the Parent in respect of performance bonds or other similar instruments; (vii) all obligations of others of the types referred to in clauses (i) through (vi), (viii) and (ix) of this paragraph secured by a Lien on any asset of the Parent, whether or not any such obligation is assumed by the Parent, provided that, for purposes of determining the amount of any Debt of the type described in this clause
               (vii), if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the Fair Market Value of such assets; (viii) all obligations of others of the types referred to in clauses (i) through (vi) and (ix) of this paragraph which are guaranteed by the Parent; and (ix) to the extent not otherwise included, obligations under Currency Agreements and Interest Rate Agreements.

                    "Delaware Law" means the Delaware General Corporation Law.

                    "Effective Time" has the meaning specified in Section 2.02.

                    "8%  Preferred  Stock" means the 8%  Cumulative  Convertible
               Preferred Stock of the Parent, without par value, to be issued hereafter.

                    "8% Preferred  Stock Series A" has the meaning  specified in
               Section 2.06.

                    "Environmental  Laws" has the meaning  specified  in Section
               3.05(a)(vii).

                    "Executive  Summary"  has the meaning  specified  in Section
               5.01(i).

                    "GAAP" means generally accepted accounting principles in the
               United   States  as  in   effect  at  the  time  any   particular
               determination is made.

                    "Hazardous  Materials" has the meaning  specified in Section
               3.05(a)(vii).

                    "Improvements"  means all buildings  and other  improvements located on or affixed to the Land, including, without limitation, a 21-story office building with ground floor retail space known as the Frick Building, Pittsburgh, Pennsylvania, containing approximately 341,421 square feet of net rentable area, and any and all utility, plumbing, electrical, heating, air-conditioning and ventilation lines, systems and boilers.

                    "Incurrence"  means  the  issuance,  incurrence,   creation,
               assumption or in any other manner becoming liable with respect to, or the extension of the maturity or

384488.1
               mandatory redemption date of, or becoming responsible for the payment of, any Debt, Preferred Stock or Lien. "Incur" and "Incurred" shall have correlative meanings.

                    "Intangible  Rights" means all right,  title and interest of the Company, if any, in and to intangible and mixed property used in connection with or relating to the Real Property or Personal Property, including without limitation all third-party representations, warranties, guarantees, indemnities, bonds, approvals, licenses, applications, permits, plans, drawings, specifications, surveys, maps, engineering reports and other technical descriptions, environmental reports, trade names and trademarks, telephone numbers and similar property, other than the Contract Rights and the Leases.

                    "Interest   Rate   Agreements"   means  any  interest   rate
               protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge agreement, to or under which the Parent is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.

                    "Land"  means  that  certain  parcel of land in  Pittsburgh,
               Pennsylvania more particularly described on Exhibit R-A attached hereto, together with all rights, easements, and interests appurtenant thereto.

                    "Leases" means all of the leases,  occupancy  agreements and licenses of space in the Real Property, together with any amendments of any of the foregoing or any related agreements, including brokerage agreements and guaranties.

                    "Lien" means any pledge,  mortgage,  lien, charge,  security interest or encumbrance of any kind.

                    "Maryland   Law"   means   Title  8  of   Corporations   and
               Associations Annoted Code of Maryland.

                    "Material  Adverse Effect" means for any entity,  a material adverse effect on the business, operations, properties or condition (financial or otherwise) of such entity and its Subsidiaries, taken as a whole.

                    "1934 Act" shall mean the United States Securities  Exchange
               Act of 1934, as amended, and, unless the context indicates otherwise, the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                    "1933 Act" shall mean the United  States  Securities  Act of
               1933, as amended, and, unless the context indicates otherwise, the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

384488.1

                    "Person"  means  an  individual,  a  partnership,   a  joint
               venture, a corporation, an association, a trust, an individual retirement account or any other entity or organization, including a government or any department or agency thereof.

                    "Personal  Property" means all right,  title and interest of the Company in and to the tangible personal property of the Company listed in Exhibit R-B and any other tangible personal property of the Company used in connection with the operation and/or maintenance of the Real Property, including without limitation all furniture, fixtures, equipment, machinery, furnishings, carpets, drapes, blinds and mini-blinds, service and maintenance equipment, tools, signs, telephones and other communication equipment, intercom equipment and systems.

                    "Property" means the Real Property,  the Personal  Property, the Intangible Rights, the Leases, and the Contract Rights.

                    "Real Property" means the Land and the Improvements.

                    "Rent Roll" has the meaning specified in Section 3.03(a)(i).

                    "7%  Preferred  Stock" means the 7%  Cumulative  Convertible
               Preferred Stock of the Parent, without par value.

                    "Stockholder   Knowledge   Individuals"   has  the   meaning
               specified in Section 3.05(b).

                    "Subsidiary"   means,   as  to  any  entity,   any  company,
               corporation or joint venture of which at the time of determination such entity, directly and/or indirectly through one or more Subsidiaries, owns, or one or more other Subsidiaries own, more than 50% of the Voting Stock or such entity controls, or one or more other Subsidiaries control, the composition of more than 50% of the board of directors or comparable governing body thereof.

                    "Surviving Corporation" has the meaning specified in Section
               2.01.

                    "Taxes" mean all taxes, however  denominated,  including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, ad valorem taxes, excise taxes,

384488.1
               franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, alternative or add-on minimum taxes and other obligations of the same or of a similar nature to any of the foregoing, whether disputed or not, which the applicable party is required to pay, withhold or collect.

                    "Tenant  Estoppels"  has the  meaning  specified  in Section
               3.03(a)(v).

                    "Title Company" means Lawyers Title Insurance Company.

                    "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person but does not include Capital Stock having the right to vote in such election solely upon the happening of a contingency unless and until such contingency has occurred, and then only so long as such Capital Stock has voting rights with respect thereto.


                             ARTICLE II. THE MERGER

               Section 2.01. The Merger. Upon the terms and subject to the conditions set forth in Section 3.03 and Article IV, and in accordance with Maryland Law and Delaware Law, at the Effective Time the Company shall be merged with and into Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

               Section 2.02. Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article IV, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger (the "Certificate of Merger") with the Secretaries of State of Maryland and Delaware, in such form as is required by, and executed in accordance with the relevant provisions of, Maryland Law and Delaware Law (the date and time of the later of such filings being the "Effective Time"). Prior to such filings, a closing shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, on November 7, 1996, or such other place and date as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Section 3.03 and Article IV (such closing being called the "Closing" and such date being called the "Closing Date").


384488.1

               Section 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Maryland Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

               Section 2.04. Certificate of Formation; Bylaws. (a) At the Effective Time, the Certificate of Formation of the Surviving Corporation shall be as set forth in Exhibit B, until thereafter amended as provided by law and such Certificate of Formation.

               (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

               Section 2.05. Directors and Officers. The trustees of Sub immediately prior to the Effective Time shall be the initial trustees of the Surviving Corporation, each to hold office in accordance with the Trust Declaration and Bylaws of the Surviving Corporation, and the officers of the Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

               Section 2.06. Conversion of Company Shares. All the shares of common stock of the Company (the "Company Shares") issued and outstanding immediately prior to the Effective Time (all of which are and, immediately prior to the Effective Time will be, owned by the Stockholder) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted in their entirety into and represent the right to receive, upon surrender to the Parent of the certificates formerly representing the Company Shares, 458,621 shares of 8% Cumulative Convertible Preferred Stock Series A, without par value (the "8% Preferred Stock Series A"), of the Parent having the terms set forth in the Certificate of Designations attached hereto as Exhibit C.

               Section 2.07. Conversion of Sub Common Stock. Each share of common stock, par value $1.00 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one share of common stock of the Surviving Corporation.



384488.1

                   ARTICLE III. CERTAIN MATTERS PERTAINING TO
                           REAL ESTATE AND THE COMPANY

               Section 3.01. Delivery of Materials for Review. In connection with the transactions contemplated hereby, prior to the Closing Date, the Company delivered to the Parent or otherwise made available to the Parent for its review the documents and other materials set forth on the Document List attached hereto as Exhibit R-C.

               Section  3.02.  As-Is  Clause.  As a material  inducement  to the
Stockholder and the Company to execute this Agreement, the Parent and Sub acknowledge, represent and warrant that, except as expressly provided in this Agreement, (i) the Parent and Sub will have fully examined and inspected the Property, including, without limitation, the construction, operation and leasing of the Property, together with such other documents and materials with respect to the Property which the Parent and Sub deem necessary or appropriate in connection with their investigation and examination of the Property, including, without limitation, all of the documents made available to the Parent or the Sub at the offices of the Company's property manager, (ii) the Parent and Sub will have accepted the foregoing and the physical condition, value, presence/absence of Hazardous Materials, financing status, use, leasing, operation, tax status, income and expenses of the Property, (iii) the Property will be subject to all applicable laws and "AS IS" and "WHERE IS" and with all faults and, upon the Closing, Sub shall assume responsibility for the physical condition of the Property and (iv) the Parent and Sub will have decided to purchase the Property solely on the basis of their own independent investigation. Except as expressly set forth herein, neither the Stockholder nor the Company has made, makes, and has authorized anyone else to make any representation as to the present or future physical condition, value, presence/absence of hazardous materials, financing status, leasing, operation, use, tax status, income and expenses or any other matter or thing pertaining to the Property, and the Parent and Sub acknowledge that no such representation or warranty has been made and that in entering into this Agreement they do not rely on any representation or warranty other than those expressly set forth in this Agreement. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER THE STOCKHOLDER NOR THE COMPANY MAKES ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, HABITABILITY,
MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY. The provisions of this Section 3.02 shall survive the Closing.

               Section 3.03. Closing Deliveries. (a) The Company's Deliveries. The Company shall deliver or cause to be delivered the following documents to Sub at the Closing:


384488.1

               (i) The original, signed Leases (or copies thereof certified by the Stockholder if originals are not available) as well as the Company's tenant lease files, and a rent roll and delinquency report for the current month ("Rent Roll") certified by the Stockholder as being true and complete in all material respects, to Stockholders knowledge.

               (ii) A certification duly executed by the Stockholder in the form attached hereto as Exhibit R-D, stating that the Company is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

               (iii) Originals (or certified copies thereof if originals are not available) of the Contracts.

               (iv) Originals of all books and records in the Company's possession pertaining to the operation and management of the Property; provided, however, that the Stockholder may keep copies of all such books and records.

               (v) Estoppel certificates from tenants of the Property occupying eighty percent (80%) of the rentable square footage of the Property, dated no earlier than twenty (20) days prior to the Closing Date ("Tenant Estoppels") in the form attached hereto as Exhibit R-E (provided that if any Lease specifies the form of estoppel certificate which the tenant thereunder is obligated to deliver, such form may be delivered in lieu of the form attached hereto as Exhibit R-E).

               (vi) Evidence reasonably satisfactory to Sub and Title Company that all real estate taxes, sewer and water rates and charges, special assessments and betterments, and any utility charges the non-payment of which could result in a lien upon the Property, either have been paid or are included in the Closing Statement for purposes of apportionment.

               (vii) Any and all keys, and lock and safe combinations respecting the Improvements.

               (viii) If the Contracts listed in Exhibit R-C include any Contract for the construction of tenant improvements, evidence of payment by the Company of all amounts incurred thereunder through the Closing Date.

               (ix) Such other instruments as the Parent or the Sub may reasonably request.

               (b) Satisfaction of Deliveries. Except with respect to any representations, warranties or covenants of the parties that survive the Closing in accordance with Section

384488.1

7.01, the occurrence of the Closing shall be deemed full and complete satisfaction of the deliveries required pursuant to this Section 3.03 or the waiver thereof by the party for whose benefit the delivery is required to be made.

               Section 3.04. Closing Costs and Prorations. At the Closing, closing costs shall be paid and prorations made as between the Sub and the Stockholder with respect to the Property in accordance with this Section 3.04.

               (a) Closing Costs. The Stockholder and the Parent each agree to cooperate with each other in making all filings required to confirm that no state or local real estate transfer tax is due in connection with the consummation of the transactions contemplated. In the event any such tax shall be imposed, the Stockholder and the Parent shall each pay one-half of the same when due, plus any interest and penalties. No filing or communication with any tax official or authority shall be made by either party without the consent of the other party. Each party shall bear its own costs and expenses in connection with all such filings. The Sub shall pay the title insurance premium for the owner's title insurance policy issued at the Closing to the Sub by Title Company and any costs for any survey obtained by the Sub.

               (b) Prorations. The following prorations shall be made as of 11:59 p.m. the day prior to the Effective Time:

                    (i) Taxes.  Real and personal property taxes and general and special assessments shall be prorated on the basis of the fiscal year for such taxes and assessments. If the Closing Date shall occur before the real property tax rate for such fiscal year is fixed, the apportionment of taxes shall be made on the basis of the taxes assessed for the preceding fiscal year. After the real property taxes are finally fixed for the fiscal year in which the Closing Date occurs, the Parent and the Stockholder shall make a recalculation of the apportionment of such taxes, and the Parent or the Stockholder, as the case may be, shall make an appropriate payment to the other based on such recalculation. After the Closing Date, Sub shall have the right to control and pursue exclusively without the participation of the Stockholder any and all tax reduction proceedings relating to the Property; provided that if taxes increase as a result of said proceedings, the Stockholder shall have no liability for such increases, and provided that Sub shall cooperate with the Stockholder in pursuing any tax reduction proceedings for tax year 1996. With respect to 1996 taxes, the parties shall prorate on the basis of the reduced assessment in effect on November 4, 1996, and the Stockholder shall be entitled to the entire 1996 refund, if any. Subject to the immediately preceding sentence, to the extent any real estate tax refund is received on or after the Closing Date by any party hereto, the amount of the net proceeds of such tax refund shall be prorated to but not including the Closing Date, if, as and when such proceeds

384488.1
               are paid by the applicable governmental taxing authority (it being understood that, to the extent any tenant leasing space in the Real Property shall be entitled to any portion of such tax abatement, such portion shall be turned over to Sub to remit to such tenant and shall be deducted from any tax refund proceeds in connection with calculating the net proceeds thereof).

                    (ii) Rents. Prepaid rent, nondelinquent base rents, additional rents in the nature of operating expense recoveries, electricity recoveries, and tax reimbursements under the Leases shall be prorated. Rents collected after the Closing Date from tenants whose rental was delinquent on the Closing Date shall be deemed to apply first to current rental due at the time of payment and second to the rentals which were delinquent on the Closing Date. Unpaid and delinquent rents, to which the Stockholder is entitled, shall be turned over to the Stockholder if collected by the Sub after the Closing Date within 30 days of collection, less any reasonable third-party out-of-pocket collection costs actually incurred by the Sub. The Sub agrees to use good faith efforts to attempt to collect such rents. On the Closing Date, the Sub shall be entitled to a credit for any tenant security deposits and interest thereon, if any, and any other amounts due tenants pursuant to such security deposits unless such security deposits have been previously applied by the Company. In the event that any additional rent or the calculation thereof is subject to adjustment pursuant to the terms and provisions of any Lease (e.g., year-end adjustments to escalation charges, tenant audits, and the like), then after the amount of such additional rent is finally determined by the Parent (which determination shall be reasonably made), the parties shall make the proper adjustments so that the proration will be accurate based upon the actual amount of such additional rent collected for the period in question, and payment shall be made promptly to the Sub or the Stockholder, whichever may be entitled to such payment, by the other party for the purpose of making such adjustment.

                    (iii) Utilities. Charges and assessments for sewer and water and other utilities, including charges for consumption of electricity, steam and gas shall be apportioned by the Sub and the Stockholder.

                    (iv) Adjustment of Contracts. Except as provided in (v) below, payments required or received under all Contracts shall be apportioned by the Sub and the Stockholder.

                    (v) Leasing  Costs.  The Parent shall be entitled to payment at Closing for all costs and expenses required to be paid, whether before or after the Closing, in respect of Leases entered into prior to the Closing for (A) tenant improvement construction contracts (except with respect to the

384488.1
               payment for certain tenant improvement work required to be made in 1999 under the Meyer, Darragh & Buckler lease for which the Sub shall be solely responsible), (B) tenant improvement allowances to tenants and (C) brokerage commissions, except commissions which may become due in connection with the extension or renewal of any Lease on or after the Closing Date or in connection with the exercise after the Closing Date by any tenant of any expansion or extension option contained in any of the Leases.

                    (vi) Other.  Any other items of income and expense  shall be prorated between the Sub and the Stockholder.

               (c) Payment of Apportionment. Any net credit payable by the Sub to the Stockholder (as a dividend in its capacity as former shareholder of the Company pursuant to resolution of the Board of Directors of the Company, dated November 4, 1996) or by the Stockholder to the Sub as a result of the foregoing prorations shall be paid within five (5) business days after the Closing Date by wire transfer of immediately available funds.

               (d) Post-Closing Cooperation. After the Closing, the Parent and the Stockholder shall cooperate with each other, and shall cause their respective property managers for the Property to cooperate with each other, including, without limitation, making available books and records for the Property, in order to respond to any tenant inquiry concerning, challenge to or audit of, any operating expense or similar additional rent or rent escalation item. To the extent that any adjustment or proration required hereunder was based on estimates at the time of the Closing, the parties shall readjust and re-prorate based upon final numbers, when available, and make payment as appropriate based upon such readjustment and re-proration.

               (e) A closing statement (the "Closing Statement") reflecting the adjustments made at the Closing and described in Section 3.04 hereof shall be executed and delivered by Stockholder and Parent within five (5) Business Days after the Effective Time.

               (f) Survival. The provisions of this Section 3.04 shall survive the Closing, provided, however, that the Stockholder and the Parent agree to use reasonable efforts to finalize all prorations on or before the first anniversary of the Closing Date.

               Section 3.05. Stockholder's Representations and Warranties. (a) The Stockholder hereby makes the following representations and warranties to the Parent and Sub as of the Closing Date:


384488.1

                    (i) Delivery of Written Materials.  Exhibit R-C includes all of the Leases and Contracts relating to the Property, and the Company has delivered to Sub true, accurate and complete copies of all of the Leases and the Contracts and all other documents and reports included in Exhibit R-C. Sub hereby acknowledges receipt of each of the Leases and Contracts listed in Exhibit R-C, but said acknowledgement shall in no way diminish the foregoing representation and warranty of the Stockholder.

                    (ii) Other  Agreements.  On the Closing Date, (A) there will be no Contracts other than the Contracts listed in Exhibit R-C, and (B) there will be no Leases other than the Leases listed in Exhibit R-C.

                    (iii) No Conflict. The execution, delivery of and consummation of the transactions contemplated by this Agreement are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of organizational documents of the Company or the Stockholder, any of the Leases or the Contracts or any other agreement or instrument to which the Company is now a party or otherwise subject, except for such conflicts or breaches of such Contracts or other agreements or instruments as would not constitute a Material Adverse Effect either individually or in the aggregate.

                    (iv) Leases. (A) No rent has been paid by any tenant or occupant of the Property more than thirty (30) days in advance (except as adjusted in the Closing Statement), (B) to the Stockholder's knowledge, neither any tenant nor the Company is in default in the performance of any material covenant, agreement or condition contained in any of the Leases, (C) neither the Stockholder nor the Company has received written notice from any tenant regarding pending or threatened material offsets against rent or for any material monetary or material claim against the Company and no future rent concessions have been created which are not disclosed in the Leases, the Rent Roll, Tenant Estoppels or the Exhibits hereto, (D) to the Stockholder's knowledge, any and all construction and improvements that were required to be performed by the Company under any Lease have been fully completed and accepted by each tenant, except under the Leases and the Contracts designated with an asterisk in Exhibit R-C, and all leasing commissions payable on account of any of the Leases have been fully paid, except those which may become due in connection with the extension or renewal of any Lease or in connection with the exercise by any tenant of any expansion or extension option contained in any of the Leases, (E) to the Stockholder's knowledge, the Leases are in full force and effect and (F) attached hereto as Exhibit R-H is a true and complete list of all security deposits posted under the Leases together with interest, if any, accrued thereon to the Closing Date. The representations and warranties made in this Subsection 3.05(a)(iv)

384488.1
               shall be deemed withdrawn as to each Lease for which Sub receives a Tenant Estoppel on or before the Closing.

                    (v) Notices.  To the  Stockholder's  knowledge,  neither the
               Stockholder nor the Company has received written notice or citation:

                         (1) from any federal, state, county or municipal authority alleging any fire, health, safety, building pollution, environmental, zoning or other violation of any law, regulation, permit, order or directive in respect of the Property or any part thereof, which has not been entirely corrected;

                         (2) from any  insurance  company or bonding  company of
                    any defects or inadequacies in the Property or any part thereof, which would materially adversely affect the insurability of the same or of any termination or threatened termination of any policy of insurance or bond; or

                         (3) from any  governmental  authority with respect to a
                    proposed eminent domain taking of all or any portion of the Property.

                    (vi) Violation of Law. To the Stockholder's  knowledge,  all governmental approvals required for the current use of the Property have been issued and are currently in effect without violation, to Stockholder's knowledge, the Property is not under investigation for failure to comply with any statutes, laws, ordinances, rules, regulations, orders or directives of any and all governmental agencies pertaining to the use or occupancy of the Property, and, to the Stockholder's knowledge, the Property is in compliance with, and not in violation in any material respect of, any applicable statutes, laws, ordinances, rules, regulations, orders or directives; provided, however, that the Stockholder makes no representation herein with respect to compliance with the Americans with Disabilities Act or any rule, regulation or interpretation promulgated thereunder.

                    (vii) Hazardous Materials.  To the Stockholder's  knowledge, except as disclosed in (A) the Environmental Assessment Report dated July 1989, prepared by Schneider Engineers for the Frick Building, and (B) the Environmental Assessment Report dated November 5, 1996, prepared by IVI Environmental, Inc. for the Frick Building, there are no Hazardous Materials at the Property except for ordinary cleaning, landscaping, maintenance, and office supplies consistent with the use of the Property as an office building which are used and stored in compliance with applicable Environmental Laws, and to the Stockholder's knowledge, neither the Company nor any tenant of the Real Property during the Company's ownership thereof has previously used, manufactured, generated, treated, stored, disposed of, or released any Hazardous Materials on or under the Property or transported any

384488.1

               Hazardous Materials over the Property in violation of any applicable Environmental Laws. As used herein, (a) the term "Environmental Laws" shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
               Section 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601, the Refuse Act, 33 U.S.C. Section 407 et seq., and any
               other applicable similar state, federal, county, regional, municipal or local law, statute, ordinance, rule or regulation governing the control of substances dangerous to public health or safety, as same may be amended from time to time; and (b) the term "Hazardous Materials" shall include but not be limited to asbestos-containing materials, polychlorinated biphenyls, flammable materials, explosives, radioactive materials, petroleum products and those materials or substances now or heretofore defined as "hazardous substances," "hazardous materials," "hazardous waste," "toxic substances," or other similar designations under the Environmental Laws.

                    (viii) Legal Proceedings. Except as set forth in Exhibit R-G attached hereto, there are no actions, suits or proceedings, pending, or, to the Stockholder's knowledge, threatened before any court, commission, agency or other administrative authority against, or affecting the Company or the Property. The Company has not suffered or confessed any judgment in or before any such court, commission, agency or other administrative authority against which remains unsatisfied.

                    (ix) No Employees. The Company has never employed any person as an employee.

                    (x) Leasing Commissions.  Except as set forth on Exhibit R-F hereto, no person is entitled to any leasing commission in connection with the extension or renewal of any Lease or in connection with the exercise by any tenant of any expansion or extension option contained in any of the Leases. Neither the Company nor the Property is subject to any "protection list" or similar obligation with respect to the future leasing of the Property except as set forth on Exhibit R-F hereto.

                    (xi) Assets and Liabilities. Other than the Property and the
               Account, the Company has no assets. Other than the Contracts, the Company Note, the Leases and the matters disclosed in Exhibits R-E, R-F, R-G and R-H, the Company has no liabilities, whether current, contingent or other.

                    (xii) The Account.  (A) There is  $40,000,000  on deposit in the Account, (B) the Account is not subject to any pledge, claim, offset or defense and (C) the Company has good and clear title to the Account.

384488.1

                    (xiii) No Liens; Acknowledgement. The Company owns all Personal Property free and clear of all Liens except as set forth in Exhibit R-H. The Company makes no representation or warranty as to the ownership of either the bust of Henry Clay Frick or the bronze lion sculptures located in the lobby of the Improvements.

          (b) The Stockholder's Knowledge. Any and all uses of the phrases "to Stockholder's knowledge" or other references to the Stockholder's knowledge in this Agreement shall mean the actual, present, conscious knowledge of James W. Smith, III and Lisa Saylor (the "Stockholder Knowledge Individuals") as to a fact at the time given. The Parent and Sub acknowledge that, for purposes of the representations and warranties set forth in this Agreement, such individuals have not performed and are not obligated to perform any investigation or review of any files in the possession of the Stockholder or the Company with respect to the subject matter addressed in the representations and warranties of the Stockholder set forth in this Agreement. The actual, present, conscious knowledge of any other individual or entity shall not be imputed to the Stockholder Knowledge Individuals.

          Section 3.06. Brokerage Commission. The Stockholder and the Parent each warrant to the other party that its sole contact with the other party or the Property regarding this transaction has been directly with the other party or with Lazard Freres & Co., LLC, Cushman & Wakefield, Inc. or Galbreath-Middle Atlantic. The Parent shall be solely responsible for any investment fees or commissions, payable to Lazard Freres in connection with the transactions contemplated by this Agreement. The Stockholder shall be solely responsible for any investment fees or commission payable to Cushman & Wakefield, Inc. and Galbreath-Middle Atlantic in connection with the transactions contemplated by this Agreement. The Parent and the Stockholder further warrant to each other that no other broker or finder can properly claim a right to a commission or finder's fee based upon contacts between the claimant and the warranting party with respect to the other party or the Property. The Parent and the Stockholder shall indemnify, defend and hold the other party harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder in connection with the Property and this Agreement resulting from the indemnifying party's actions. The foregoing indemnities shall survive the Closing.

          Section 3.07. Company Dividend. The parties hereto acknowledge that the Board of Directors of the Company on November 4, 1996 declared a dividend payable to shareholder of record of the Company on November 5, 1996.

          Section  3.08.  Transfer  of  Company  Note.   Immediately  after  the
Effective Time, the Stockholder shall assign and transfer the Company Note to the Parent or its designee.



384488.1

                             ARTICLE IV. CONDITIONS

          Section 4.01. Conditions to the Merger. The respective obligations of all parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions:

          (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite affirmative vote of the stockholder of the Company to the extent required by Delaware Law and the Certificate of Incorporation of the Company.

          (b) No Order. No statute, rule, regulation, order, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of prohibiting the consummation of the Merger (it being agreed that each of the parties hereto shall use their respective best efforts to have any such injunction lifted).

          Section 4.02. Conditions to the Obligations of the Stockholder. The obligations of the Stockholder under this Agreement shall be subject to the satisfaction or waiver of the following conditions on or before the Closing
Date:

          (a) Opinions of Parent's Counsel. The Stockholder shall have received from Shearman & Sterling, counsel for the Parent and the Sub, and from Lionel, Sawyer & Collins, Nevada counsel for the Parent and the Sub, opinions dated the Closing Date in form and substance satisfactory to the Stockholder.

          (b) Representations and Warranties Complete and Correct. The representations and warranties of the Parent contained in Section 5.01 hereof shall have been complete and correct in all material respects as of the Closing Date.

          (c) Compliance with this Agreement. The Parent shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein which are required to be performed or complied with by it on or before the Closing Date.

          (d) Officers' Certificate. The Stockholder shall have received a certificate, dated the Closing Date and signed by the President or any Vice President and attested by the Secretary of the Parent, certifying that the conditions set forth in Sections 4.02(b) and 4.02(c) are satisfied on and as of such date.

          (e) Consents; Permits. The Parent shall have received all consents, permits, approvals and other authorizations that may be required from, and made all

384488.1
     such filings and declarations that may be required with, any person pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree by which the Parent or any of its assets is bound, in connection with the transactions contemplated by this Agreement, except for (a) notice requirements which may be fulfilled subsequent to the Closing Date and (b) consents, permits, approvals, authorizations, filings and declarations the failure to obtain or to undertake (i) could not have a Material Adverse Effect on the Parent or (ii) could not adversely affect the ability of the Parent to perform its obligations under the Basic Agreements or any agreement executed in accordance therewith.

          (f) Stockholders' Agreement. The Parent shall have executed and delivered the Stockholders' Agreement.

          (g) Rent Rolls. Rent rolls of the Parent, certified as of a recent date by the Treasurer of the Parent as being true and complete in all material respects to his knowledge.

          (h) Supporting Documents. The Stockholder and its counsel shall have received copies of the following documents:

               (i) (A) the Charter, certified as of a recent date by the appropriate authority of the Parent's jurisdiction of incorporation, and (B) a certificate of such authority dated as of a recent date as to the due incorporation and good standing of the Parent, the payment of all franchise and excise taxes by the Parent and listing all documents of the Parent on file with said authority;

               (ii) a certificate of the Secretary or an Assistant Secretary of the Parent dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Parent as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or a committee thereof or the stockholders of the Parent authorizing the execution, delivery and performance of the Basic Agreements, the issuance, sale and delivery of the Preferred Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Basic Agreements; (C) that the Charter has not been amended since the date of the last amendment or restatement referred to in the certificate delivered pursuant to clause (i)(B) above; (D) that the Bylaws have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (ii)(A) above; and (E) the incumbency and specimen signature of each officer of the Parent executing any Basic Agreement, the

384488.1
          stock certificates representing the Preferred Shares and any agreement, certificate or instrument furnished pursuant hereto, and a certification by another officer of the Parent as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii)(E); and

               (iii) such additional supporting documents and other information with respect to the operations and affairs of the Parent as the Stockholder may reasonably request.

          Section 4.03. Conditions to the Obligations of the Parent. The obligations of the Parent under this Agreement shall be subject to the satisfaction or waiver of the following conditions on or before the Closing
Date:

          (a) Opinion of Stockholder's Counsel. The Parent shall have received from counsel to the Company and the Stockholder, an opinion of counsel dated the Closing Date in form and substance satisfactory to the Parent.

          (b) Compliance with this Agreement. Each of the Company and the Stockholder shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein which are required to be performed or complied on or before the Closing Date.

          (c) Company's and Stockholder's Representations and Warranties Complete and Correct. The representations and warranties of the Company and the Stockholder contained in Sections 3.05 and 5.02 of this Agreement shall be complete and correct when made and shall be complete and correct at and as of the Closing Date, after giving effect to the transaction contemplated by this Agreement, as if made on and as of such date.

          (d)  Other   Documentation.   The  Parent  shall  have  received  such
     additional supporting documents and other information as the Parent may reasonably request.



                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

          Section 5.01. Representations and Warranties of the Parent and the Sub. Each of the Parent and Sub, jointly and severally, represents and warrants to the Company and the Stockholder as follows:

          (a) Organization, Good Standing and Qualification. Each of the Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing

384488.1
     under the laws of its jurisdiction of incorporation or organization, and the Parent and its Subsidiaries has all requisite corporate power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted. The Parent and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires it to so qualify or be licensed, except where the failure to so qualify or be licensed or be in good standing would not have a Material Adverse Effect. Each of the Parent and Sub has the corporate power and authority to execute, deliver and perform the Basic Agreements to which it is a party, and the Parent has the corporate power and authority to issue, sell and deliver the 8% Preferred Stock Series A and, upon conversion thereof, to issue and deliver the Conversion Shares.

          (b) Authorization, Enforceability. All corporate action on the part of the Parent and Sub, and their respective officers, directors and stockholders necessary for the authorization, execution and delivery of the Basic Agreements, the performance of all obligations of the Parent and Sub thereunder and the authorization, issuance, sale and delivery of the 8% Preferred Stock Series A and the Conversion Shares has been taken or will be taken prior to the Closing. Each of the Basic Agreements has been duly authorized, executed and delivered by the Parent and Sub and constitutes valid and legally binding obligations of the Parent, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

          (c) No Conflict. The execution and delivery by the Parent and Sub of the Basic Agreements to which they are a party, the performance by the Parent and Sub of their respective obligations thereunder, the issuance, sale and delivery of the 8% Preferred Stock Series A and, upon conversion thereof, the issuance and delivery of the Conversion Shares, will not violate any provision of law, the Charter or Bylaws of the Parent or Sub, or, any order of any court or other agency of government, or conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any indenture, agreement or other instrument by which the Parent or Sub or any of their respective properties or assets is bound, or result in the creation or imposition of any lien, charge, restriction, claim or lien of any nature whatsoever known to the Parent or Sub upon any of the properties or assets of the Parent or Sub.

          (d) Outstanding Options, Etc. As of the Closing Date, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Parent of any shares of its capital stock except for
     (i) the conversion privileges of the 7%

384488.1

     Preferred Stock, and the 8% Preferred Stock Series A and (ii) options to purchase up to 952,500 shares of Common Stock that have been issued to directors and employees of the Parent.

          (e) Valid Issuance of Securities. (i) The 8% Preferred Stock Series A to be issued pursuant to this Agreement will be duly and validly issued, fully paid and nonassessable. The Common Stock issuable upon conversion of 8% Preferred Stock Series A has been duly and validly reserved for issuance, and upon issuance in accordance with the Charter, shall be duly and validly issued, fully paid and non-assessable.

          (ii) Neither the issuance, sale or delivery of the 8% Preferred Stock Series A nor, upon the conversion thereof, the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Parent arising under law or the Charter or Bylaws of the Parent, to any contractual right of first refusal or other right in favor of any person.

          (f) Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Parent or Sub that questions the validity of the Basic Agreements or the right of the Parent or Sub to enter into them, or to consummate the transactions contemplated thereby, or that might, either individually or in the aggregate, have a Material Adverse Effect on the Parent, or result in any change in the current equity ownership of the Parent, nor is the Parent aware that there is any basis for the foregoing. The Parent is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Parent currently pending or which the Parent intends to initiate.

          (g) Governmental Consents. Assuming the accuracy of the representations and warranties of the Stockholder and the Company set forth in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Parent or Sub is required in connection with the consummation of the transactions contemplated by this Agreement.

          (h) Compliance with Law and Other Instruments. The Parent is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to it or by which any of its property or assets is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which the Parent or any property or asset of the Parent is bound or affected, except

384488.1
     for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

          (i) Disclosure. The Parent has fully provided the Stockholder with all the information which the Stockholder has requested for deciding whether to undertake the transactions contemplated by this Agreement and all information which the Parent believes is reasonably necessary to enable the Stockholder to make such decision, including the Parent's Executive Summary Book and Property Information Book, as amended or supplemented from time to time prior to date hereof (collectively, the "Executive Summary"). Neither the Executive Summary, this Agreement nor any other statement or certificate made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, except that, with respect to projections contained in the Executive Summary, the Parent represents only that such projections were prepared in good faith and that the Parent believes there is a reasonable basis for such projections.

          (j) Securities Reports. All forms, reports, statements and other documents filed by the Parent with the Commission were prepared in all material respects in accordance with the requirements of applicable law and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Taxes. The Parent elected to be taxable as a real estate investment trust for federal income tax purposes beginning in 1982, its first year of existence. The Parent has filed all material income and franchise tax returns required by applicable law to be filed by it, and has timely paid all Taxes shown due on such returns. There is no agreement, waiver or consent providing for an extension of time with respect to the assessment of any tax or tax deficiency against the Parent. There is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Parent in respect of any Taxes. The Parent has not filed any agreement or consent under Section 341(f) of the Internal Revenue Code of 1986, as amended.

          (l) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Parent's Form 10K for its fiscal year ended December 31, 1995, its Form 10Qs for the first three fiscal quarters of fiscal 1996 and its proxy statement for its June 20, 1996 meeting of stockholders (the "Commission Filings") and prior to the Effective Time, except as set forth in or contemplated by the Commission Filings and this Agreement, (i) there has not been any material adverse change or any development involving a prospective material

384488.1
     adverse change, in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Parent or any Subsidiary, arising for any reason whatsoever, (ii) neither the Parent nor any Subsidiary has incurred or will incur any material liabilities or obligations, direct or contingent, nor has the Parent or any Subsidiary entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and the acquisition of One Lincoln Terrace, Oak Book, Illinois and (iii) neither the Parent nor any Subsidiary has or will have purchased any of its outstanding capital stock.

          (m) Title to Properties. To the Parent's knowledge, the Parent and the Subsidiaries have good and marketable title to all properties and assets described in the Commission Filings or the Executive Summary as owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages, defects or restrictions, except such as are described in the Commission Filings or the Executive Summary or such as do not have a Material Adverse Effect. To the Parent's knowledge, the Parent and each Subsidiary owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not have a Material Adverse Effect.

          (n) Compliance with Laws. To the Parent's knowledge, (a) the operations of the Parent and each Subsidiary with respect to any real property currently leased or owned or by any means controlled by it are in compliance in all material respects with all applicable federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment, and the Parent and each Subsidiary has all licenses, permits and authorizations necessary to operate under all such laws, ordinances, rules and regulations and are in compliance with all terms and conditions of such licenses, permits and authorizations except where the failure to comply would not have a Material Adverse Effect; (b) neither the Parent nor any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas defined or regulated under any environmental law on, in or under any real property of the Parent or any Subsidiary in any amount which has a Material Adverse Effect; and (c) there is no pending or, to the best knowledge of the Parent, any threatened claim, litigation or any administrative agency proceeding, nor has the Parent or any Subsidiary received any written or oral notice from any governmental entity or third party, that (i) alleges a violation of any laws, ordinances, rules and regulations by the Parent or such Subsidiary; (ii) alleges the Parent or such Subsidiary is a liable party under the Comprehensive Environmental Response Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq, or any state superfund law; (iii) alleges possible contamination of the environment by the Parent or such Subsidiary; or (iv) alleges

384488.1
     possible contamination of real property of the Parent or any Subsidiary or any case which is likely to have a Material Adverse Effect.

          (o) Losses. Since December 31, 1995, neither the Parent nor any Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Commission Filings or the Executive Summary, which has a Material Adverse Effect.

          (p) Seattle Obligation. The Cumulative Preference Deficit (as defined in and pursuant to the Partnership Agreement of Third University Limited Partnership, dated as of October 3, 1986 and as amended to the date of this Agreement) payable to Arico Seattle Inc. is $8,107,590.86.

          Section 5.02. Representations and Warranties of the Stockholder and the Company. The Stockholder and the Company, jointly and severally, represent and warrant to the Parent and Sub as follows:

          (a) Incorporation and Authority of the Company and the Stockholder. Each of the Company and the Stockholder is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all necessary corporate power and authority to enter into the Basic Agreements to which it is a party, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by each of the Company and the Stockholder of the Basic Agreements to which it is party, and the consummation by each of the Company and the Stockholder of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company and the Stockholder and no other corporate proceedings on the part of the Company or the Stockholder are necessary to authorize the Basic Agreements or to consummate the transactions contemplated thereby. Each of the Company and the Stockholder has duly executed and delivered each of the Basic Agreements to which it is a party and, assuming due authorization, execution and delivery by the other parties thereto, each of the Basic Agreements constitutes the legal, valid and binding obligation of each of the Company and the Stockholder enforceable against the Company and the Stockholder in accordance with their respective terms. The restrictions on business combinations contained in Section 203 of Delaware Law have been satisfied with respect to the Merger.

          (b) Organization and Qualification of the Company and the Stockholder.
     (i) Each of the Company and the Stockholder has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and

384488.1
     to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          (ii)  True,   complete  and  correct  copies  of  the  Certificate  of
     Incorporation and Bylaws of the Company, each as in effect on the date hereof, have been delivered by the Company to the Parent.

          (c) Capital Stock of the Company. The authorized capital stock of the Company consists of 1,000 shares of common stock ("Company Common Stock"). As of the date hereof, 100 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Company Common Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

          (d) Corporate Books and Records. The minute books of the Company contain and properly reflect all proceedings of the stockholders, Boards of Directors and all committees of the Boards of Directors of the Company. Complete and accurate copies of all such minute books and of the stock register of the Company have been provided or made available by the Company to the Parent. The foregoing notwithstanding, copies of the minute books of the Company made available by the Company to the Parent prior to the Effective Time do not contain records of proceedings relating to the consideration of the transactions contemplated by this Agreement or the alternatives thereto considered by the Boards of Directors (or committees thereof) of the Company in the discharge of their fiduciary duties.


384488.1

          (e) Taxes. The Company is a qualified REIT subsidiary within the meaning of Section 856(i) of the Code. The Company has filed all material income and franchise tax returns required by applicable law to be filed by it, and has timely paid all Taxes shown due on such returns. There is no agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes or tax deficiency against the Company. There is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to the Company in respect of any Taxes. The Company has not filed any agreement or consent under Section 341(f) of the Internal Revenue Code of 1986, as amended. The Company has no built-in gain within the meaning of Internal Revenue Service Notice 88-19. There are no tax liens on any assets or any subsidiaries of the Company. Neither the Stockholder nor any affiliate is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company or a Company subsidiary of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (f) Vote Required. The affirmative vote of the holders of Company Common Stock, is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger.

          (g) Full Disclosure. No representation or warranty of the Company or the Stockholder in this Agreement, nor any statement or certificate furnished or to be furnished to the Parent pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          (h) Purchase Entirely for Own Account. The 8% Preferred Stock Series A will be acquired for investment for the Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Stockholder further represents that the Stockholder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the 8% Preferred Stock Series A.

          (i) Investment Experience. The Stockholder is an experienced investor and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the 8% Preferred Stock Series A. The Stockholder also represents it has not been organized for the purpose of acquiring the 8% Preferred Stock Series A.

384488.1

          (j) Restricted Securities. The Stockholder understands that the 8% Preferred Stock Series A, and the shares of Common Stock issuable upon conversion thereof, are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Parent in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Stockholder represents that it is familiar with SEC Rules 144 and 144A, as presently in effect, and understands the resale limitations imposed thereby and otherwise by the 1933 Act.

          (k) Access to Information. The Stockholder has had access to the management and records of the Parent and has had an opportunity to ask questions of management of the Parent regarding its business and affairs.


                       ARTICLE VI. COVENANTS OF THE PARENT

          The Parent covenants and agrees with the Stockholder that, so long as any of the 8% Preferred Stock Series A are outstanding:

          Section 6.01. Financial Statements, Reports, Etc. So long as the Stockholder owns shares of 8% Preferred Stock Series A, the Parent shall furnish to the Stockholder, within 30 days after the Parent files with the Commission, copies of its annual reports and other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that it is required to file with the Commission pursuant to Section 13 or 14 of the 1934 Act.

          Section 6.02. Reserve for Conversion Shares. The Parent shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the 8% Preferred Stock Series A, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the 8% Preferred Stock Series A from time to time outstanding. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the 8% Preferred Stock Series A, the Parent shall forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. The Parent shall obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the 8% Preferred Stock Series A.


384488.1

          Section 6.03. Debt Restriction. The Parent shall not Incur any Debt unless after giving effect to such Incurrence the Debt of the Parent will not exceed 60% of the appraised value of the assets of the Parent; provided that, notwithstanding the foregoing, the Parent may at any time Incur Debt in an amount which does not exceed the principal amount of outstanding Debt of the Parent extended, refinanced, renewed or replaced with the proceeds thereof, plus any costs associated with the extension, refinancing, renewal or replacement.

          Section 6.04. Payment of Dividends on the 7% Preferred Stock and the 8% Preferred Stock. For so long as any 8% Preferred Stock Series A remains outstanding, the Parent shall continue to pay dividends on the 7% Preferred Stock and the 8% Preferred Stock in good faith so long as it has funds available therefor.


               ARTICLE VII. SURVIVAL OF REPRESENTATIONS; INDEMNITY

          Section 7.01. Survival. Each and every representation and warranty contained in this Agreement shall survive the Closing and shall not merge into the documents delivered at the Closing, but instead shall be independently enforceable except to the extent expressly limited herein; provided, however, each of the representations and warranties of the Stockholder contained in Sections 3.05(a)(i) through (vii), (x) and (xiii) shall terminate on the first anniversary of the Closing Date and each of the other representations of the Stockholder and each of the representations of the Parent shall terminate on the sixth anniversary of the Closing Date. No party to this Agreement shall be permitted to make any claim against any other party for breach of representation or warranty unless the amount claimed in good faith by the claiming party exceeds in the aggregate $10,000.

          Section 7.02. Indemnification by the Stockholder. The Stockholder shall indemnify and hold each of the Parent and Sub harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable attorneys' fees and expenses and related costs, expenses of litigation, judgments, and any other costs, fees and expenses resulting from (i) a breach of a representation or warranty made by the Stockholder or the Company under this Agreement, (ii) all Taxes that may be imposed or asserted with respect to the Company or its assets or operations in respect of any period or portion thereof ending on or before the Closing Date, and any Taxes arising as a result of the Merger (whether in accordance with Internal Revenue Service Notice 88-19, under Section 1445 of the Code, or otherwise), or (iii) an action, suit or proceeding brought or filed against the Company, the Parent or Sub based on acts or omissions of the Company occurring prior to the Closing Date.

          Section 7.03. Indemnification by the Parent. The Parent shall indemnify and hold the Stockholder harmless against any and all claims, losses, damages, penalties, fines,

384488.1
forfeitures, reasonable attorneys' fees and expenses and related costs, expenses of litigation, judgments, and any other costs, fees and expenses resulting from a breach of a representation or warranty made by the Parent under this Agreement.

          Section 7.04. Indemnification Procedures. Promptly after receipt by an indemnified party under this Article VII of notice of the commencement of any action such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article VII, notify the indemnifying party in writing of the commencement thereof; provided, however, that the failure so to notify the indemnifying party will not relieve it from any liability which it may have under this Article VII except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article VII. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election so to assume the defense of such claim or action, the indemnifying party will not be liable to such indemnified party under this Article VII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall be liable for any settlement of any action or claim for monetary damages which an indemnified party may effect without the consent of the indemnifying party, which consent shall not be unreasonably withheld. The indemnification obligations hereunder are payable as they are incurred.



384488.1

                           ARTICLE VIII. MISCELLANEOUS

          Section 8.01. Expenses. The Parent agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Stockholder in connection with the execution and delivery of the Basic Agreements and the other documents to be delivered under the Basic Agreements.

          Section 8.02. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of each of the parties hereto.

          Section 8.03. Benefit; Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement shall not inure to the benefit of any successor or assignee unless such assignee shall have complied with the terms of Section 8.02. Nothing in this Agreement either express or implied is intended to confer on any person, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

          Section 8.04. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          Section 8.05. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or telecopied in the case of non-U.S. residents, addressed as follows:

          (a) if to the Parent or the Sub:

              126  East  56th  Street
              New  York,  New  York  10022
              Attention: President
              Fax: (212) 605-7199


384488.1
              with a copy to:

              Shearman & Sterling
              599 Lexington Avenue
              New York, New York  10022
              Attention:  F. H. Moore, Jr.
              Fax:  (212) 848-7179

          (b) if to the Stockholder or the Company:

              CGR Advisors
              950 East Paces Ferry Road
              Suite 2275
              Atlanta GA  30326-1119
              Attention:  President
              Fax:  (404) 239-6069

              with a copy to:

              Arnall, Golden & Gregory
              2800 One Atlantic Center
              1201 West Peachtree Street
              Atlanta, GA  30309-3400
              Attention:  James E. Dorsey
              Fax:  (404) 873-8609

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. All notices, requests, consents and other communications hereunder shall be deemed to have been duly given or served on the date on which personally delivered or on the date actually received, if sent by mail, telecopier or telex, with receipt acknowledged.

          Section 8.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          Section 8.07. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.


384488.1

          Section 8.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 8.09. Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Parent and the Stockholder.

          Section 8.10. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

          Section 8.11. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

          Section 8.12. Further Assurances. From and after the date of this Agreement, upon the request of the Parent or the Stockholder, the Parent and the Stockholder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

384488.1

          IN WITNESS WHEREOF, the Parent, Sub, the Company and the Stockholder have executed this Agreement as of the day and year first above written.


                                        CORNERSTONE PROPERTIES INC.


                                        By:
                                             Name:
                                             Title:


                                        CSTONE-PITTSBURGH TRUST


                                        By:
                                             Name:
                                             Title:


                                        HEXALON REAL ESTATE, INC.


                                        By:
                                             Name:
                                             Title:


                                        FRICK BUILDING INC.


                                        By:
                                             Name:
                                             Title:


384488.1

                                    EXHIBIT A


            [Stockholders' Agreement Filed as Exhibit 99.2 herewith]


384488.1

                                    EXHIBIT B

                                STATE OF MARYLAND
                                     482641
                               STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
                301 West Preston Street Baltimore, Maryland 21201

          I, LEAH HAMM-CURRY ___________ OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, DO HEREBY CERTIFY THAT SAID DEPARTMENT, BY THE LAWS OF SAID STATE, IS THE CUSTODIAN OF THE RECORDS OF THIS STATE RELATING TO THE FORFEITURE OR SUSPENSION OF CORPORATE CHARTERS, OR OF CORPORATIONS TO TRANSACTION BUSINESS IN THIS STATE; AND I AM THE PROPER OFFICER TO EXECUTE THIS CERTIFICATE.

          I FURTHER CERTIFY THAT CSTONE-PITTSBURGH TRUST ________________ IS A CORPORATION DULY INCORPORATED AND EXISTING UNDER AND BY VIRTUE OF THE LAWS OF ___________ MARYLAND ____________ AND SAID CORPORATION HAS FILED ALL ANNUAL REPORTS REQUIRED, HAS NO OUTSTANDING LATE FILING PENALTIES ON THOSE REPORTS, AND HAS A RESIDENT AGENT. THEREFORE, THE CORPORATION IS AT THE TIME OF THIS CERTIFICATE IN GOOD STANDING WITH THIS DEPARTMENT AND DULY AUTHORIZED TO EXERCISE ALL THE POWERS RECITED IN ITS CHARTER OF CERTIFICATE OF INCORPORATION, AND TO TRANSACT BUSINESS IN THE STATE OF MARYLAND.

IN THIS DOCUMENT THE WORD CORPORATION SHOULD BE INTERPRETED TO MEAN REAL ESTATE INVESTMENT TRUST, CHARTER TO MEAN DECLARATION OF TRUST AND INCORPORATED TO MEAN FORMED.



                                        IN WITNESS WHEREOF,  I HAVE HEREUNTO SET
                                   MY HAND AND AFFIXED THE SEAL OF THE STATE DEPARTMENT OF ASSESSMENT AND TAXATION OF
                                   MARYLAND AT BALTIMORE THIS 4TH DAY OF NOVEMBER, 1996.


[STATE SEAL]                                 LEAH HAMM-CURRY
                                             OFFICE SUPERVISOR II

384488.1

                                    EXHIBIT C


         [Certificate of Designation for the 8% Preferred Stock Series A
                         Filed as Exhibit 99.3 herewith]


384488.1

                                  EXHIBIT "R-A"

                 Frick Building, Inc. - TICOR Title Policy Legal

All that certain lot or piece of ground situate in the 2nd Ward of the City of Pittsburgh, County of Allegheny and Commonwealth of Pennsylvania, being more particularly bounded and described as follows, to-wit:

BEGINNING at the point formed by the intersection of the Southwesterly line of Fifth Avenue (60.07 feet wide) and the Northwesterly line of Grant Street (80.109 feet wide); thence along the Northwesterly line of Grant Street, South 30 degrees 56' 40" West, a distance of 226.12 feet to a point; thence along the Northeasterly line of Forbes Avenue (55.47 feet wide), formerly Diamond Street, North 59(0) 57' 20" West, a distance of 100.54 feet to a point; thence along the Southeasterly line of Scrip Way (20.02 feet wide), North 30 degrees 58' 40" East, a distance of 226.03 feet to a point; and thence along the Southwesterly line of Fifth Avenue, South 60 degrees 00' 20" East, a distance of 100.43 feet to the point at the place of beginning.

BEING designated as Block 2-E, Lot 160 in the Deed Registry Office of Allegheny County, Pennsylvania.

Being the same property acquired by Frick Building, Inc., under and by virtue of deed from 437 Grant Street Partners, Ltd. a Pennsylvania limited partnership, dated July 26, 1989 and recorded August 1, 1989 in the Recorder's Office of Allegheny County, Pennsylvania in Deed Book Volume 8068, Page 265.




384488.1

                                   EXHIBIT R-B

                               THE FRICK BUILDING
                             PERSONAL PROPERTY LIST

General Building
Appliances
Bathroom accessories
Vertical blinds
Horizontal blinds
Carpet
Curtains and curtain track
Built-in  cabinets
Drinking  fountains
Special doors
Special  hardware
Fire  extinguishers
Exit lights
Moveable  partitions
Toilet partitions
Shelves
Insert  Lenses
HVAC  Wall  Units
Communications   system
Mechanical equipment
Doors and hardware
Bronze Telephone Booths (4) in Lobby
Marble Cutting Machine
Plants and Containers
Lobby Directory Boards

Management Office
Lanier Word  Processor
Xerox 6010 memory  typewriter
Telrad  Electronic  Phone System
Xerox Copier
Facsimile Machine
Conference room table and chairs (7)
Round table and  chairs (6)
Receptionist's  desk and chair
Manager's  desk and chair
Filing   cabinets  (4)
Reception  area  chairs  (4)
Stereo  system
Christmas decorations  (storage)
Books/chairs/pictures  (storage)
Artwork  (collage  and print)

384488.1

                                   EXHIBIT R-D


                         FORM OF NON-FOREIGN CERTIFICATE


                             NON-FOREIGN CERTIFICATE
                               THE FRICK BUILDING
                            PITTSBURGH, PENNSYLVANIA


          To inform Cornerstone Properties Inc., a Nevada corporation (the "Transferee"), that withholding of tax under Section 1445 of the Internal
Revenue Code of 1986, as amended (the "Code"), will not be required upon the transfer of certain real property to the Transferee by _____________, a _________________ (the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

          1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

          2. The Transferor's U.S. employer identification number is __________; and

          3. The Transferor's office address is:




The Transferor understands that this Certificate may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

384488.1

          Under penalty of perjury, I declare that I have examined this Certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Date:  November __, 1996

                                                   "TRANSFEROR"

                                                    FRICK BUILDING, INC.



                                                    By:  _____________________
                                                          Name:
                                                          Title:


384488.1

                                   EXHIBIT R-E


                             FORM OF TENANT ESTOPPEL

To:      Cornerstone Properties Inc. ("Buyer")

Re:      The Frick Building, Pittsburgh, Pennsylvania (the "Property")


          The   undersigned   ______________________________,   a  _____________
("Tenant"), is the tenant under that certain lease dated _____________ (the "Lease," which term shall include the amendments, if any, referred to below) by and between Tenant and Frick Building, Inc., as lessor ("Landlord"), covering premises commonly known as [Suite ____________] in the Property (the "Leased Premises"). Tenant hereby certifies the following as of the date hereof:

          1. Tenant is the tenant under the Lease demising the Leased Premises. The term of the Lease commenced on ___________________ and will expire on
_________________.

          2. Tenant certifies to Buyer that:

               i. the Lease is in full force and effect and has not been cancelled, modified, assigned, extended or amended except as follows:

               ii.  the  current  monthly  rent for the  Leased  Premises  as of
                    ___________   is   $_______   and  has  been  paid   through
                    __________________;

               iii. the total current additional/escalation rent for common area maintenance, real estate taxes, insurance and the like (all charges other than fixed rent) as of October 1, 1996 is $_______ and such additional rent is payable monthly;

               iv. no installment of rent under the Lease has been paid more than thirty (30) days in advance;

               v. the Lease has been neither assigned nor any portion of the Leased Premises subleased by Tenant except as follows:

               vi. Tenant has no existing defenses, offsets, deductions, liens, claims or credits against the rentals under the Lease or against the enforcement of the Lease by

384488.1

                    Landlord, and, to the best of Tenant's knowledge, Landlord is not in default under the Lease; and

               vii. Tenant  has  paid  a  security  deposit  in  the  amount  of
                    $___________.

          3. This certification is made to induce Buyer to acquire the Property of which the Leased Premises are part. Tenant further acknowledges and agrees that the addressees hereof and their respective successors and assigns and the holder of any mortgage at any time encumbering the Property from and after the date of this Tenant Estoppel Certificate shall have the right to rely on this Tenant Estoppel Certificate.

          4. Tenant acknowledges that in connection with the sale of the Property by Landlord to Buyer all of the interest of the Landlord in and to the Lease will be duly assigned to Buyer and that, after notice from Landlord and Buyer, all rent payments under the Lease shall be paid to Buyer or its authorized agent, from and after the date of sale.

          5. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

Dated this ___ day of ___________, 1996.


                                            [Tenant]


                                            By:_________________________
                                                  Name:
                                                  Title:




384488.1

                                   EXHIBIT R-F

                               THE FRICK BUILDING
                               LEASING COMMISSIONS




      TENANT                SPACE                   COMMISSIONS DUE


    William Sittig           803                      $250.00*





Commissions which may become due under and by virtue of that certain Real Estate Leasing and Management Agreement ("Management Agreement") between Frick Building, Inc. and Galbreath-Middle Atlantic, dated August 1, 1995, on or after November ___, 1996 ("Closing Date") as a result of any extension or renewal of any leases or in connection with the exercise, on or after the Closing Date, of any expansion or extension option contained in any leases respecting the Frick Building.

Any "protection list" or similar obligation with respect to the future leasing of the property in accordance with the Management Agreement.







*        Estimated as of closing.




384488.1

                                   EXHIBIT R-H

                               THE FRICK BUILDING
                           LIENS ON PERSONAL PROPERTY




     1. Matters as shown on Title Insurance Commitment (Case No. 181901) issued by Lawyers Title Insurance Corporation in connection with the Frick Building located in Pittsburgh, PA., effective October 15, 1996, as may be amended from time to time, and such matters as will ultimately be shown in Schedule B of the Owner's Title Insurance
          Policy to be issued in connection with the merger of Frick Building, Inc. and Cornerstone Properties, Inc.


384488.1

                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                          CORNERSTONE PROPERTIES INC.,

                           CSTONE - PITTSBURGH TRUST,

                              FRICK BUILDING, INC.

                                       AND

                            HEXALON REAL ESTATE, INC.



                          DATED AS OF NOVEMBER 7, 1996










384488.1

                                TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I.  DEFINITIONS....................................................... 1
         Section 1.01   Definitions........................................... 1

ARTICLE II.  THE MERGER....................................................... 6
         Section 2.01.  The Merger............................................ 6
         Section 2.02.  Effective Time; Closing............................... 6
         Section 2.03.  Effect of the Merger.................................. 6
         Section 2.04.  Certificate of Formation; Bylaws...................... 6
         Section 2.05.  Directors and Officers................................ 7
         Section 2.06.  Conversion of Company Shares.......................... 7
         Section 2.07.  Conversion of Sub Common Stock........................ 7

ARTICLE III.  CERTAIN MATTERS PERTAINING TO REAL ESTATE AND THE COMPANY....... 7
         Section 3.01.  Delivery of Materials for Review...................... 7
         Section 3.02.  As-Is Clause.......................................... 7
         Section 3.03.  Closing Deliveries.................................... 8
         Section 3.04.  Closing Costs and Prorations.......................... 9
         Section 3.05.  Stockholder's Representations and Warranties..........12
         Section 3.06.  Brokerage Commission..................................15
         Section 3.07.  Company Dividend......................................16
         Section 3.08.  Transfer of Company Note..............................16

ARTICLE IV.  CONDITIONS.......................................................16
         Section 4.01.  Conditions to the Merger..............................16
         Section 4.02.  Conditions to the Obligations of the Stockholder......16
         Section 4.03.  Conditions to the Obligations of the Parent...........18

ARTICLE V.  REPRESENTATIONS AND WARRANTIES....................................18
         Section 5.01.  Representations and Warranties of the Parent
                        and the Sub...........................................18
         Section 5.02.  Representations and Warranties of the Stockholder
                        and the Company.......................................23

ARTICLE VI.  COVENANTS OF THE PARENT..........................................26
         Section 6.01.  Financial Statements, Reports, Etc....................26
         Section 6.02.  Reserve for Conversion Shares.........................26
         Section 6.03.  Debt Restriction......................................26
         Section 6.04.  Payment of Dividends on the 7% Preferred Stock
                        and the 8% Preferred Stock............................26

ARTICLE VII.  SURVIVAL OF REPRESENTATIONS; INDEMNITY..........................27
         Section 7.01.  Survival..............................................27
         Section 7.02.  Indemnification by the Stockholder....................27

384488.1

                                                                         PAGE
         Section 7.03.  Indemnification by the Parent.........................27
         Section 7.04.  Indemnification Procedures............................27

ARTICLE VIII.  MISCELLANEOUS..................................................28
         Section 8.01.  Expenses..............................................28
         Section 8.02.  Assignment............................................28
         Section 8.03.  Benefit; Successors and Assigns.......................28
         Section 8.04.  Specific Performance..................................29
         Section 8.05.  Notices...............................................29
         Section 8.06.  Governing Law.........................................30
         Section 8.07.  Entire Agreement......................................30
         Section 8.08.  Counterparts..........................................30
         Section 8.09.  Amendments............................................30
         Section 8.10.  Severability..........................................30
         Section 8.11.  Titles and Subtitles..................................30
         Section 8.12.  Further Assurances....................................30


EXHIBIT A  Stockholders' Agreement filed as Exhibit 99.2 herewith
EXHIBIT B  State of Maryland, State Dept. of Assessments and Taxation
EXHIBIT C  Certificate of Designation for the 8% Preferred Stock Series filed as Exhibit 99.3 herewith


EXHIBIT R-A    Frick Building, Inc. - TICOR Title Policy Legal
EXHIBIT R-B    The Frick Building Personal Properly List
EXHIBIT R-C    The Frick Building Outstanding Tenant Improvement Allowances and
               Service Contracts as of October 31, 1996*
EXHIBIT R-D    Form of Non-Foreign Certificate
EXHIBIT R-E    Form of Tenant Estoppel
EXHIBIT R-F    The Frick Building Leasing Commissions
EXHIBIT R-G    The Frick Building Litigation*
EXHIBIT R-H    The Frick Building Liens on Personal Property
EXHIBIT R-I    The Frick Building Security Deposits*

*Exhibit omitted as immaterial



384488.1
                                       ii